UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. ___)

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☐	Definitive Information Statement

SANOMEDICS, INC.

(Name of Registrant As Specified In Its Charter)

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SANOMEDICS, INC.

444 Brickell Avenue

Suite 415

Miami, Florida 33131

Telephone: 305-433-7814

NOTICE OF ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that our board of directors and the holders of a majority of our outstanding voting securities have approved a Certificate of Amendment to our Certificate of Incorporation to:

•	increase the number of authorized shares of our common stock from 650,000,000 to 10,000,000,000 shares; and

These actions were approved by our board of directors on August 13, 2015. In addition, the holders of a majority of our outstanding voting securities approved these actions on [ ], 2015 by written consent in lieu of a meeting in accordance with the applicable sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about [ ], 2015.

For the Board of Directors

By:	/s/ Keith Houlihan
Keith Houlihan, President

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SANOMEDICS, INC.

444 Brickell Avenue

Suite 415

Miami, Florida 33131

Telephone: 305-433-7814

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE

MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This information statement is being furnished to all the common stockholders of Sanomedics, Inc. in connection with the action taken by written consent of the holders of the majority of our outstanding voting securities in lieu of a meeting which authorized the Certificate of Amendment to our Certificate of Incorporation (the “Amendment”). The Amendment will:

•	increase the number of authorized shares of our common stock from 650,000,000 to 10,000,000,000 shares (the “Common Stock Increase”); and

We sometimes refer to the Common Stock Increase as the “Corporate Action.”

On August 13, 2015 our board of directors approved the Amendment. In addition, on [ ], 2015 the holders of approximately 56% of our outstanding voting securities, which is in excess of the required majority of our outstanding voting securities necessary for the adoption of the Amendment, executed a written consent approving the Amendment. A copy of the form of Amendment is attached as Appendix A to this information statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holders of a majority of our outstanding voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This information statement serves as this notice. This information statement is first being mailed on or about [ ], 2015 to stockholders of record, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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AMENDMENT

When effective, the Amendment will amend our Certificate of Incorporation to effect the:

•	Common Stock Increase; and

The Common Stock Increase

The Amendment will increase the number of authorized shares of our common stock from 650,000,000 shares to 10,000,000,000 shares. At August 13, 2015 we had 281,031,482 shares of our common stock issued and outstanding. The additional common stock to be available as a result of the Common Stock Increase will have rights identical to our currently outstanding common stock. The Common Stock Increase will not change the par value of our common stock, nor the number of authorized shares of our preferred stock or the designations, rights and preferences of the Series A Preferred Stock. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

Reasons for the Common Stock Increase

As set forth in the table appearing later in this section, we currently have outstanding convertible notes in the principal amount of $2,763,000 which mature through November 30, 2017. While the conversion prices of these notes are at a discount to the market price of our common stock, based upon a recent trading price of $0.0005 per shares, these notes are convertible into approximately 9,000,000,000 shares of our common stock. In addition, under the terms of these notes we were required to reserve a multiple of the number of our authorized but unissued shares of common stock into which the notes were convertible at the time of issuance to ensure sufficient shares are available upon conversion. We do not currently have sufficient authorized but unissued shares of common stock to provide for the possible future exercise of these convertible notes.

Overall Impact of the Amendment

The Amendment will increase the number of authorized shares of our common stock as a result of the impacts of the Common Stock Increase.

The following table provides information on our shares of common stock which are currently authorized, issued and outstanding, and reserved for issuance as of August 14, 2015, as well as on a proforma basis giving effect to the Common Stock Increase:

	August 13, 2015		Proforma
	No. of shares of common stock	% of authorized	No. of shares of common stock	% of authorized
Authorized	650,000,000	100%	10,000,000,000	100%
Issued and outstanding	281,031,482	43%	281,031,482	3%
Reserved for issuance underlying convertible notes	384,000,000	59%	9,234,090,421	92%
Reserved for issuance underlying common stock purchase warrants	106	*	106	*
Reserved for issuance underlying stock options	8,120	*	8,120	*

*Less than 1%

Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law. In addition to providing sufficient shares of common stock for the possible exercise of the outstanding warrants, the Common Stock will provide us with the ability to issue such additional shares of common stock for a variety of corporate purposes, including debt or equity capital raising transactions, acquisitions or other business development efforts, or other proper corporate purposes. Our board of directors reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders. The resulting increase in the number of authorized common shares as a result of the Common Stock Increase may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing stockholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues, of which there is no assurance.

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The additional common stock that will be available for issuance following the effective date of the Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional common shares without additional stockholder approval because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Certificate of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Amendment, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, stockholders should nevertheless be aware that approval of the Amendment could facilitate our efforts to deter or prevent changes of control in the future.

Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock. Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Amendment.

No dissenter’s rights

Under Delaware law stockholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

How the Amendment will be enacted

The Corporate Actions will be effected by the filing of the Amendment with the Secretary of State of Delaware. The Amendment will specify the effective date of [ ], 2015 (the “Effective Date”) which is 20 days after this information statement was first mailed to our stockholders. The Corporate Action will occur on the Effective Date without any further action on the part of our stockholders.

Although our common stock is currently quoted on the OTCPINK Tier of the OTC Markets, the increase in authorized shares will not require processing by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for this action to be recognized in the market for trading purposes.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

At August 13. 2015, our issued and outstanding voting securities consisted of:

•	281,031,482 shares of our common stock, and
•	1,000 shares of our Series A preferred stock.

The holders of Series A preferred stock and common stock vote together as a single class on all matters submitted to a vote of our stockholders. Each share of common stock entitles the holder to one vote. The holders of our Series A preferred stock are entitled to the number of votes, collectively, which equals 51% of the total number of votes that may be cast at the time of such vote on all matters submitted to a vote of our stockholders. As such, the holders of our Series A preferred stock have voting control of our company. The following table contains information regarding record ownership of our voting securities as of August 13, 2015 held by:

•	persons who own beneficially more than 5% of the outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

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A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from August 13, 2015, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is in care of 444 Brickell Avenue, Suite 415, Miami, Florida 33131.

	Amount and Nature of Beneficial Ownership
	Common Stock		Series A Preferred Stock
Name	# of Shares	% of Class	# of Shares	% of Class	% of Total Vote
William Lerner (1)	-	-	100	10%	5.1%
Keith Houlihan (2)	1,613,384,687	17.0%	452	45%	23.1%
Gary J. O’Hara (3)	132	*	-	-	*
David C. Langle (4)	-	-	250	25%	12.7%
All officers and directors as a group (four persons)(1)(2)(3)(4)	1,613,384,839	17.0%	-	-	40.9%
Craig Sizer (5)	2,617,564,176	27.5%	100	10%	5.1%
Andres Sizer (6)	-	-	98	10%	5.0%

(1) Percentage of total vote includes voting rights attributable to 100 shares of Series A preferred stock.

(2) The number of shares of common stock owned by Mr. Houlihan includes:

•	1,613,356,000 shares issuable to Mr. Houlihan pursuant to $403,339 in promissory notes , and
•	options to purchase 4,000 shares of our common stock which are exercisable at $62.50 per share until April 1, 2016.

Percentage of total vote includes voting rights attributable to 452 shares of Series A preferred stock.

(3) The number of shares of common stock owned by Mr. O’Hara includes options to purchase 120 shares of our common stock at $625.00 per share until March 6, 2020.

(4) Percentage of total vote includes voting rights attributable to 250 shares of Series A preferred stock.

(5) The number of shares of common stock owned by Mr. Sizer includes:

•	99 shares held of record by CLSS Holdings LLC, a limited liability company of which he is the sole member;
•

2,617,560,000 shares issuable to CLSS in the event it elects to convert its $654,390 principal amount of the notes we issued to it for cash advances we received at a conversion price of $0.50 per share; and

•	options to purchase 4,000 shares of our common stock which are exercisable at $0.50 per share until April 1, 2016.

Percentage of total vote includes voting rights attributable to 100 shares of Series A preferred stock.

Mr. Sizer’s address is 19501 W. Country Club Drive, Aventura, FL 33180.

(6) Mr. Andres Sizer is the brother of Mr. Craig Sizer and his percentage of total vote includes voting rights attributable to 98 shares of Series A preferred stock. Mr. Sizer’s address is 19501 W. Country Club Drive, Aventura, FL 33180.

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WHERE YOU CAN FIND MORE INFORMATION

This information statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this information statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, 444 Brickell Avenue, Suite 415, Miami, Florida 33131.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SANOMEDICS, INC.

Dated: [ ], 2015	By:	/s/ Keith Houlihan
Keith Houlihan, President

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Appendix A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

SANOMEDICS, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the President of Sanomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: That Section 4.1 of Article IV of the Certificate of Incorporation, as amended, of this Corporation is hereby deleted in its entirety and placed with the following:

The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is Ten Billion (10,000,000,000) shares of which Ten Billion (10,000,000,000) shares shall be Common Stock, par value $0.001 per share, and One Thousand (1,000) shares shall be Preferred Stock, par value $0.001 per share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be [ ], 2015.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated August 13, 2015 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent of holders of a majority of the outstanding shares of the Corporation’s voting stock on [ ], 2015 in accordance with Section 228 of the Delaware General Corporation Law

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of [ ], 2015.

SANOMEDICS, INC.

By:	/s/ Keith Houlihan
Keith Houlihan, President

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